EXHIBIT 10.50
ALPHA NATURAL RESOURCES, INC.
(Formerly Foundation Coal Holdings, Inc.)
AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN
As amended and restated July 31, 20091
1. Purpose of the Plan.
The purpose of the Plan is to aid the Company (as defined below) and its Affiliates (as defined below) in recruiting and retaining key employees, directors or consultants of outstanding ability and to motivate such employees, directors or consultants to exert their best efforts on behalf of the Company and its Affiliates by providing compensation and incentives through the granting of Awards (as defined below). The Plan is also designed to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code. Notwithstanding any provision of the Plan, to the extent that any Award would be subject to Section 409A of the Code, no such Award may be granted if it would fail to comply with the requirements set forth in Section 409A of the Code and any regulations or guidance promulgated thereunder. The Company expects that it will benefit from the added interest which such key employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.
2. Definitions.
The following capitalized terms used in the Plan have the respective meanings set forth in this Section:
(a) “Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute thereto.
(b) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person or any other Person designated by the Committee in which any Person has an interest.
(c) “Award” means any Option, Stock Appreciation Right, or Other Stock-Based Award granted pursuant to the Plan.
(d) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

[1]	On July 31, 2009, Foundation Coal Holdings, Inc. merged with Alpha Natural Resources, Inc. with Foundation Coal Holdings, Inc. as the surviving company which was renamed “Alpha Natural Resources, Inc.” (the “Merger”). Pursuant to the Merger, each share was converted into the right to receive 1.0840 shares of common stock, par value $.01 per share, of the Company (the “Exchange Ratio”). This amendment and restatement of the Plan reflects necessary changes in the Plan to evidence the effect of the Merger and the Exchange Ratio upon the Plan and related Awards.

(e) “Board of Directors” means the Board of Directors of the Company.
(f) “Change in Control” means the consummation of any transaction (including any merger or consolidation) the result of which is that (i) any Group or Person becomes the beneficial owner, directly or indirectly, of more than 25% of the voting securities of the Company or its successor entity, (ii) any Group or Person becomes the beneficial owner, directly or indirectly, of more than 50% of the voting securities of the Company or its successor entity or (iii) any Person becomes the beneficial owner, directly or indirectly, of all or substantially all of the assets of the Company or its successor entity.
(g) “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.
(h) “Committee” means a committee of the Board of Directors designated by the Board of Directors or absent such a designation, the Board of Directors.
(i) “Company” means Alpha Natural Resources, Inc., a Delaware corporation (formerly known as Foundation Coal Holdings, Inc., a Delaware corporation).
(j) “Effective Date” means the date the Board of Directors adopts the Plan.
(k) “Employment” (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s services as a consultant, if the Participant is a consultant to the Company or any of its Affiliates and (iii) a Participant’s services as an non-employee director, if the Participant is a non-employee member of the Board of Directors or the board of directors of an Affiliate of the Company; provided, however, that unless otherwise determined by the Committee, a change in a Participant’s status from employee to non-employee (unless the Participant is a director of the Company or its Affiliate) shall constitute a termination of employment hereunder.
(l) “Fair Market Value” means on a given date (i) with respect to awards granted prior to the effective date of the amendment and restatement of the Plan, if there is a public market for the Shares on such date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the composite tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no composite tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “NASDAQ”), or, if no sale of Shares shall have been reported on such composite tape or such national securities exchange on such date or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, (ii) with respect to awards granted on or after March 8, 2008, if there is a public market for the Shares on such date, the closing sales price of the Shares as reported on such date on the composite tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no composite tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the NASDAQ (or such market in which such prices are regularly quoted), or, if no sale of Shares shall have been reported on such composite tape or such national securities exchange on such date or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used; or (iii) in either case, if there is no public market for the Shares on such date, the Fair Market Value shall be the fair value of the Shares determined from time to time in good faith by the Board of Directors using its reasonable business judgment.
(m) “Family Member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships, a trust in which these persons or the Participant have more than a fifty percent beneficial interest, a foundation in which these persons or the Participant control the management of assets, and any other entity in which these persons or the Participant own more than fifty percent voting interest.
(n) “Group” shall have the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.
(o) “ISO” means an Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.
(p) “Option” means a stock option granted pursuant to Section 6 of the Plan.
(q) “Option Price” means the purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.
(r) “Other Stock-Based Award” means any award granted under Section 8 of the Plan.
(s) “Participant” means an employee, director or consultant of the Company or its Affiliates who is selected by the Committee to receive an Award under the Plan.
(t) “Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin, profit margin, production or earnings before interest, taxes and depreciation margin; (xv) safety performance; (xvi) common stock price or total stockholder return; (xvii) cost targets, reductions and savings, productivity and efficiencies; (xviii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xix) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xx) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles, if applicable, and shall be subject to certification by the Committee; provided that, to the extent an Award is intended to satisfy the performance-based compensation exception to the limits of Section 162(m) of the Code and then to the extent consistent with such exception, the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.
(u) “Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.
(v) “Plan” means the Alpha Natural Resources, Inc. 2004 Stock Incentive Plan.
(w) “Shares” means shares of common stock, par value $0.01 per share, of the Company.
(x) “Stock Appreciation Right” means any right granted under Section 7 of the Plan.
(y) “Subsidiary” means a subsidiary corporation, as defined in Section 424(f) of the Code.

3. Shares Subject to the Plan.
The total number of Shares which may be issued under the Plan is 6,480,675 The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The aggregate number of Shares made subject to Awards granted during any fiscal year to any single individual shall not exceed 216,800. Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. The issuance of Shares or the payment of cash to a Participant upon the exercise of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse may be granted again under the Plan.
4. Administration.
The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part as it determines; provided, however, that the Board of Directors may, in its sole discretion, take any action designated to the Committee under this Plan as it may deem necessary. In no event shall the Committee modify the distribution terms in any Award or Award Agreement that has a feature for the deferral of compensation if such modification would result in taxes, additional interest and/or penalties pursuant to Section 409A of the Code. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding Awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan including, without limitation, to incorporate clawback or other recoupment provisions to Awards granted hereunder that would protect the Company and its shareholders from fraudulent activities in connection with financial restatements and/or due to ethical misconduct. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award, including the Performance Goals (which shall be determined no later than such time as is required to ensure that an underlying Award which is intended to comply with requirements of Section 162(m) of the Code so complies), in a manner consistent with the provisions of the Plan and the terms and conditions set forth in the applicable Award Agreement. The Committee shall also have the full power and authority to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions or payment dates), provided, however, that the Committee shall not have the power or authority to make any amendment or modification to any outstanding Option which reduces the Option Price, either by lowering the Option Price or by cancelling the outstanding Option and granting a replacement Option with a lower Option Price. The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of an Award. The Participant may elect to pay a portion or all of such withholding taxes by having Shares with a Fair Market Value equal to the statutory minimum withholding liability withheld by the Company from any Shares that would have otherwise been received by the Participant.

5. Limitations.
No Awards may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.
6. Options.
Options granted under the Plan shall be, as determined by the Committee, non-qualified stock options or ISOs for federal income tax purposes, as evidenced by the related Award Agreements, and shall be subject to the foregoing and the following terms and conditions as set forth in the applicable Award Agreement:
(a) Option Price. The Option Price shall be determined by the Committee, but in no event shall it be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.
(b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, as reflected in the Award Agreements, but in no event shall an Option be exercisable prior to the date which is one year following the date of grant of such Option and in no event shall an Option be exercisable more than ten years after the date it is granted.
(c) Exercise of Options. Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. Except as otherwise provided in an Award Agreement, no Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Option Price and any withholding amount required therefore is received by the Company. Except as otherwise provided in an Award Agreement, payment of the aggregate Option Price may be made (i) in cash, or its equivalent, (ii) by transferring Shares or other equity securities of the Company or its Affiliates having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased to the Company and satisfying such other requirements as may be imposed by the Committee; provided that such Shares or equity securities have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles), (iii) if there is a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and deliver promptly to the Company an amount equal to the aggregate Option Price, (iv) to the extent it does not result in adverse accounting treatment to the Company (as reasonably determined by the Company), by having Shares that would otherwise have been delivered to the Participant upon exercise of an Option withheld by the Company or (v) such other method as approved by the Committee. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d) ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code. No ISO may be granted to any Participant who at the time of such grant is not an employee of the Company or of any of its Subsidiaries. In addition, no ISO may be granted to any Participant who at the time of such grant owns more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (I) within two years after the date of grant of such ISO or (II) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be non-qualified stock options, unless the applicable Award Agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a non-qualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to non-qualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.
(e) Attestation. Wherever in this Plan or any Award Agreement a Participant is permitted to pay the Option Price or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.
7. Stock Appreciation Rights.
(a) Grant. Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right, the grant price thereof and the conditions and limitations applicable to the exercise thereof, but in no event shall the grant price of a Stock Appreciation Right be less than 100% of the Fair Market Value of the Shares on the date the Stock Appreciation Right is granted. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time.
(b) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the product of (i) the excess of (A) the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over (B) the grant price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

(c) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of the Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate to the extent not inconsistent with Section 162(m) of the Code.
8. Other Stock-Based Awards.
The Committee, in its sole discretion, may grant Awards of Shares, rights to purchase Shares, Awards of restricted Shares, Awards of phantom stock units and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine: (a) to whom and when Other Stock-Based Awards will be made; (b) the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; (c) whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and (d) all other terms and conditions of such Other Stock-Based Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable) to the extent not inconsistent with Section 162(m) of the Code. Without limiting the generality of the preceding sentence, if any Other Stock-Based Award is subject to Section 409A of the Code, any payment or benefits otherwise due thereunder to any Participant upon the Participant’s termination of employment or consultancy or other service with the Company shall not be made until and unless such termination constitutes a “separation from service,” as such term is defined under Section 409A of the Code, and if at the time of any such separation from service with the Company the Participant is a “specified employee” as defined in Section 409A of the Code and the deferral of the commencement of payments or benefits otherwise payable thereunder as a result of such separation from service is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of any such payments or benefits thereunder (without reduction in such payments or benefits ultimately paid or provided to the Participant) until the date that is six months following the Participant’s separation from service with the Company (or the earliest date permitted under Section 409A of the Code).

9. Adjustments Upon Certain Events.
Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:
(a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee without liability to any person shall make such substitution or adjustment as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price and/or (iii) any other affected terms of such Awards; provided, however, that such substitution or adjustment does not result in taxes, additional interest and/or penalties pursuant to Code Section 409A.
(b) Change in Control. In the event of a Change in Control after the Effective Date, the Committee may, in its sole discretion, provide for the (i) termination of an Award upon the consummation of the Change in Control, but only if such Award has vested and been paid out or the Participant has been permitted to exercise the Option in full for a period of not less than 30 days prior to the Change in Control, (ii) acceleration of all or any portion of an Award, (iii) payment of an amount (in cash or, in the discretion of the Committee, in the form of consideration paid to shareholders of the Company in connection with such Change in Control) in exchange for the cancellation of an Award, which, in the case of Options and Stock Appreciation Rights, shall equal the excess, if any, of the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights over the aggregate Option Price or grant price of such Option or Stock Appreciation Rights, and/or (iv) issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder.
10. No Right to Employment or Awards.
The granting of an Award under the Plan shall impose no obligation on the Company or any of its Affiliates to continue the employment of a Participant and shall not lessen or affect the Company’s or its Affiliates’ rights to terminate the employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).
11. Successors and Assigns.
The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12. Nontransferability of Awards.
Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant other than pursuant to estate planning instruments including wills, a trust for the benefit of a Family Member or by the laws of descent and distribution; provided, however, that no such transfer by any Participant may be made in exchange for consideration. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.
13. Awards Subject to the Plan.
In the event of a conflict between any term or provision contained in the Plan and a term or provision in any Award Agreement, the applicable terms and provisions of the Plan will govern and prevail.
14. Severability.
If any provision of the Plan or any Award is, becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
15. Amendments or Termination.
(a) Amendments or Termination of the Plan. The Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, without the written consent of a Participant, holder or beneficiary of an Award, would diminish any of the rights of the Participant, holder or beneficiary under any Award theretofore granted or transferred to such Participant, holder or beneficiary under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.
(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that no waiver, amendment, alteration, suspension, discontinuation, cancellation or termination shall impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted without the written consent of the affected Participant, holder or beneficiary and; provided further, that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section. If any Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, the Committee reserves the right (but is not obligated) to amend, modify or supplement such Award in order to cause it to either not be subject to Section 409A of the Code or to comply with the applicable provisions of Section 409A of the Code.

16. Governing Law.
The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws.
17. Effectiveness of the Plan.
The Plan shall be effective as of the Effective Date.

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